SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December 18, 2012, by and between Flux Technologies, Corp., a Nevada corporation (“Flux” or the “Company”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, Hunter Wise Securities, LLC (“Hunter Wise” or the “Placement Agent”), is acting as placement agent on a “best efforts” basis, in a private offering (the “Offering”) in which the Subscribers agree to purchase and the Company agrees to offer and sell a minimum of 500,000 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock” or “Shares) at a price of $33.333 per Share (the “Issue Price”) for aggregate gross proceeds of $500,000 in gross aggregate proceeds and a maximum of 105,000 shares of the Company’s Common Stock for aggregate gross proceeds of $3,500,000. The Shares are also sometimes hereinafter referred to as the “Purchased Securities”.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Securities and the Subscriber desires to purchase that number of Purchased Securities set forth on the signature page hereto on the terms and conditions set forth herein.

WHEREAS, the aggregate proceeds of the Offering shall be held in escrow pursuant to the terms of a Escrow Deposit Agreement to be executed by the parties substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.             Purchase and Sale of Shares. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), each Subscriber shall purchase and the Company shall sell to each Subscriber the Purchased Securities for the portion of the Issue Price designated on the signature pages hereto.

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2.             Closing. The issuance and sale of the Purchased Securities shall occur on the closing date (the “Closing Date”), which shall be the date that Subscriber funds representing the net amount due to the Company from the Issue Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Ofsink, PLLC, 900 Third Avenue, 5th Floor, New York, New York 10022 on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. The Subscriber and the Company acknowledge and agree that the Company may consummate the sale of additional Purchased Securities to the Subscriber, on the terms set forth in this Agreement and the other Transaction Documents as defined herein, at more than one closing, each of which shall be held no later than June 30, 2013 (each referred to herein as a “Closing”).

3.             Subscriber Representations, Warranties and Covenants. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)          Organization and Standing of the Subscriber. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)          Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 4(c)) and to purchase the Purchased Securities being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)          No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(d)          Acquisition for Investment. The Subscriber is acquiring the Purchased Securities solely for its own account for the purpose of investment and not with a view towards, or for resale in connection with, a distribution. The Subscriber does not have a present intention to sell the Purchased Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Purchased Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3.2(h) below, the Subscriber does not agree to hold the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Securities and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Subscriber further acknowledges that the Subscriber understands the risks of investing in companies which operate primarily in Brazil and that the purchase of the Purchased Securities involves substantial risks.

(e)          Information on Company. Such Subscriber has received from the Company such information concerning the Company’s operations, financial condition and other matters as such Subscriber has requested and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Securities.

(f)          Opportunities for Additional Information. The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)          Information on Subscriber. If the Subscriber is a U.S. Person (as that term is defined in Section 3(o) of this Agreement), then such Subscriber represents that the Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.

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(h)          Compliance with 1933 Act. If a U.S. Person, such Subscriber understands and agrees that the Purchased Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Securities without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Purchased Securities, and deliver the Purchased Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Purchased Securities, to third parties who in turn may dispose of these Purchased Securities.

(i)          Purchased Securities Legend. The Purchased Securities shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE PURCHASED SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE PURCHASED SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PURCHASED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE PURCHASED SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE PURCHASED SECURITIES.”

(j)          Communication of Offer. The offer to sell the Purchased Securities was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

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(k)          Restricted Securities. Such Subscriber understands that the Purchased Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Purchased Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)          No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Securities or the suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

(m)          Correctness of Representations. Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The Subscriber understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Securities.

(n)          Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced. The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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(o)          Additional Representations, Warranties and Covenants of Non-U.S. Persons.

(i)          The Subscriber understands that the investment offered hereunder has not been registered under the 1933 Act.

(ii)          At the time the Subscriber was offered the Purchased Securities, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” which is defined below:

(A)          Any natural person resident in the United States;

(B)          Any partnership or corporation organized or incorporated under the laws of the United States;

(C)          Any estate of which any executor or administrator is a U.S. person;

(D)          Any trust of which any trustee is a U.S. person;

(E)          Any agency or branch of a foreign entity located in the United States;

(F)          Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)          Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)          Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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(iii)       The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Purchased Securities in any country or jurisdiction where action for that purpose is required.

(iv)       The Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Purchased Securities for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(v)        The Subscriber will not resell the Purchased Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(vi)        The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vii)       No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Purchased Securities.

(p)    Affiliations of Marc Fogassa. Such Subscriber understands and acknowledges that the Chief Executive Officer and Chairman of each of the Company and Brazil Mining, Inc., Marc Fogassa, is a registered representative of the Placement Agent.

4.             Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

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(a)          Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are set forth on Schedule 4(a).

(b)          Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)          Authority; Enforceability. This Agreement, the Purchased Securities, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)          Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Purchased Securities) are set forth on Schedule 4(d). Except as set forth on Schedule 4(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 4(d). There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

(e)          Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

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(f)          No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will:

(i)          violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)         result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of the Company or any of its Affiliates, except in favor of Subscriber as described herein; or

(iii)        result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)        result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)          The Purchased Securities. The Purchased Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

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(ii)         have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Securities, the Purchased Securities will be duly and validly issued, fully paid and nonassessable;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)        will not subject the holders thereof to personal liability by reason of being such holders.

(h)          Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)          No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(j)          Defaults. The Company is not in material violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(k)          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

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(l)          No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(m)          Dilution. The Company’s executive officers and directors understand the nature of the Purchased Securities being sold hereby and recognize that the issuance of the Purchased Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Purchased Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Purchased Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(n)          No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(o)          Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(p)          Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary which would be required to be disclosed with the Commission if the Company were a reporting company under the Securities Exchange Act of 1934, as amended (the “1934 Act”). To the knowledge of the Company, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

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(q)          Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(r)           ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(s)          Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

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(t)          OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u)          Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)         Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(w)          Survival. The foregoing representations and warranties shall survive for a period of two years after the Closing Date.

(x)          No Brokers. Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company as set forth on Schedule 4(x).

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5.             Regulation D/Regulation S Offering/Legal Opinion. The offer and issuance of the Purchased Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act or Rule 506 of Regulation D and/or Regulation S promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Purchased Securities. A form of the Closing Legal Opinion is annexed hereto as Exhibit B. The Company will provide, at the Company’s expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Purchased Securities pursuant to an effective registration statement. The Company shall approve, or have its designated counsel approve, Rule 144 legal opinion requests from Subscriber’s counsel for removal of restrictive legends to the Purchased Securities, within three (3) Business Days (as such term is defined in Section 11(h)) after such request being provided to the Company’s transfer agent.

6.             Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a)          Stop Orders. Subject to the prior notice requirement described in Section 6(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)          Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(c)          Filing Requirements. From the date of this Agreement and until the last to occur of (i) two (2) years after the final Closing Date, or (ii) the Purchased Securities can be resold or transferred by the Subscribers pursuant to Rule 144(b)(1)(i) (the date of such latest occurrence being the “End Date”), the Company will comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until all of the Purchased Securities are sold by the Subscriber, the Company will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, if any. The Company agrees to timely file a Form D with respect to the Purchased Securities, if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(d)          Use of Proceeds. The proceeds of the Offering will be employed by the Company for expenses of the Offering, for the purposes set forth on Schedule 6(d) and general working capital. Except as described on Schedule 6(d), the Issue Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

14

(e)          Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(f)          Insurance. As reasonably necessary as determined by the Company, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(g)          Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(h)          Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(h)          Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 6(h) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(i)          Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets, except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

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(j)          Confidentiality/Public Announcement. The Company agrees that except in connection with the registration statement or statements regarding the Subscriber’s Purchased Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber. Subject to the foregoing, the Company undertakes to issue a press release describing the Offering. Prior to the Closing Date, such press release will be provided to the Placement Agent for its review and approval. Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while the Purchased Securities are held by Subscribers and the Company is subject to the reporting obligations under the 1934 Act, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four Business Days after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K, provided, however, that the Company will have no obligation to file any Report on Form 8-K with respect to (i) any information contained in the registration statement relating to the registration of the Registrable Securities, submitted for investors’ review pursuant to Section 8 herein, and (ii) the information as to currently contemplated and/or negotiated financing transactions.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information. Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information. In such case, the Company will not deliver such information to Subscribers. In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(k)          Non-Public Information. The Company covenants and agrees that except for the schedules and exhibits to this Agreement and the Transaction Documents, and except for the information as to currently contemplated and/or negotiated financing transactions, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(l)          Further Registration Statements. Except for a registration statement filed exclusively on behalf of the Subscribers, the Company will not, without the consent of the Majority Holders (as such term is hereinafter defined), file with the Commission or with state regulatory authorities any registration statements or amend any already filed registration statement to increase the amount of common stock registered therein, or reduce the price of which such company securities are registered therein, (except for Forms S-8), until the End Date.

(m)          Further Undertakings. Promptly after the Closing the Company shall use its best efforts to do or consummate each of the following:

(i) A forward stock split or stock dividend resulting in 33.33 shares for each share then outstanding.

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(ii) An increase in the authorized number of shares of common stock of the Company (either as part of a stock split or otherwise) to not more than 150 million shares of common stock.

(iii) An amendment to the Articles of Incorporation of the Company to change the name of the Company to Brazil Minerals, Inc.

(iv) Obtain advance approval from the Financial Industry Regulatory Association of the transactions set forth in clauses (i) and (iii).

(v) Cause the Company’s common stock to be eligible for the Deposit/Withdrawal At Custodian (“DWAC”) transaction system including satisfying all conditions imposed by the Company’s transfer agent and the Depository Trust Company (“DTC”) in order to make DWAC available for the Company’s common stock, under DTC’s Fast Automated Transfer Program.

(vi) Change the fiscal year of the Company to the calendar year (year ending December 31).

(vii) Provided that the applicable provisions of SEC Rule 144 are satisfied with respect to the Subscriber’s Common Stock, upon request of any Subscriber and at the sole cost of the Company, promptly and in no event more than 5 days after receipt of such request, provide to the transfer agent for the Common Stock an opinion of legal counsel that any legend restricting the transfer of such shares of Common Stock (and any related stop transfer instruction) without registration under the 1933 Act be removed from certificates for the shares of such Common Stock or that the Common Stock be transferred without registration.

(viii) Not later than the first Closing Date, the Company shall (A) amend its Articles of Incorporation to authorize a class of “blank check” preferred stock (b) file with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Stock”) substantially in the form of Exhibit E attached hereto and (c) issue and sell one share of Series A Stock to Marc Fogassa for a purchase price of $1.00, which share shall entitle Marc Fogassa to cast 51% of the votes on all matters. Marc Fogassa is a third party beneficiary of this covenant and condition to closing.

7.             Indemnification.

(a)          The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Documents, or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any material covenant or undertaking to be performed by the Company hereunder, or any other material agreement entered into by the Company and Subscribers relating hereto.

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(b)          The Subscribers agree to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon them or any such person which results, arises out of or is based upon any material misrepresentation by the Subscribers in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Documents. Notwithstanding the forgoing, in no event shall the liability of the Subscriber or permitted successor hereunder, or under any Transaction Documents or other agreement delivered in connection herewith, exceed the Purchase Price paid by such Subscriber. Except for breaches of the Subscriber’s representations in this Agreement and for the indemnification set forth in this Section 7(b), the Company shall take no action against any Subscriber in the Offering with respect to this Agreement or any Transaction Document.

8.             Closing Conditions.

(a)          The obligation hereunder of the Subscriber to acquire and pay for the Purchased Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)          The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(ii)         The Transaction Documents have been duly executed and delivered by the Company to the Escrow Agent;

(iii)        On the Closing Date, the Subscriber shall have received (A) an opinion of the Ofsink, PLLC, counsel for the Company, dated the Closing Date, addressed to the Subscribers, in the form attached as Exhibit B, and (B) a copy of a lockup agreement between the Company and Brazil Mining, Inc., Marc Fogassa and each other person who shall be a director or executive officer of either Brazil Mining, Inc., the Company and any person controlled by or under common control of the foregoing entities in the form attached as Exhibit C.

(b)          The obligation hereunder of the Company to issue and sell the Purchased Securities to the Subscriber is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)          The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

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(ii)         The Issue Price for the Purchased Securities has been delivered to the escrow account maintained by Signature Bank (the “Escrow Agent”); and

(iii)         The Transaction Documents to which the Subscriber is a party have been duly executed and delivered by the Subscriber to the Escrow Agent.

9.             Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Flux Technologies, Corp

Attn: Marc Fogassa, Chief Executive Officer

324 South Beverly Drive, Suite 118

Beverly Hills, California 90212 U.S.A.

With a copy by fax only to (which copy shall not constitute notice):

Darren L. Ofsink

OFSINK, PLLC

900 Third Avenue, 5th Floor

New York, New York 10022 U.S.A.

Facsimile:  (212) 688-7273

If to the Subscribers:

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To each of the addresses and facsimile numbers listed on the signature pages of this Agreement

(b)           Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the total number of Shares purchased at all Closings and then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the Majority Holders. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Purchased Shares, as the case may be.

(c)          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California and county of Los Angeles. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(e)          Specific Enforcement, Consent to Jurisdiction. The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 9(d) hereof, the Company and the Subscribers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)          Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transaction Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)          Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)          Calendar Days and Business Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The term “Business Day” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-Business Day in any of the Transaction Documents shall be automatically extended to the next Business Day and interest, if any, shall be calculated and payable through such extended period.

(i)          Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

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(j)          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with Flux Technologies, Corp.. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES  _______________  x $33.333 =  ____________  (the “Issue Price”)

___________________________________
Signature	Signature (if purchasing jointly)

___________________________________
Name Typed or Printed	Name Typed or Printed

___________________________________
Entity Name	Entity Name

___________________________________
Address	Address

___________________________________
City, State and Zip Code/Country	City, State and Zip Code/Country

___________________________________
Telephone - Business	Telephone - Business

___________________________________
Telephone – Residence	Telephone – Residence

___________________________________
Facsimile – Business	Facsimile - Business

___________________________________
Facsimile – Residence	Facsimile – Residence

___________________________________
Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated: ____________________, 2012

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This Subscription Agreement is agreed to and accepted as of December 18, 2012.

FLUX TECHNOLOGIES, CORP.

By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

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FLUX TECHNOLOGIES

Investor Name	Address	Shares
A.I. International Corporate Holdings Ltd.	AMS Road Town Tortola DUI	3,000
Adrienne Solomon	42 River Hollow Ln Houston, TX 77027	750
Apollos Company 401 (K) Plan	31131 Ceanothus Dr. Laguna Beach, CA 92651	750
B Kevin and Renee T. Smith	19969 Cresent Court Montgomery, TX 77356	750
Brompton Group NA, LLC	109 N Post Oak Lane, Suite 430 Houston, TX 77024	930
Burt Bowen	8304 Winningham Houston, TX 77055	750
Carl R. Webb and Patricia A. Webb	4803 South Owasso Ave. Tulsa, OK 74105	750
City Choice Group, LLC	109 N. Post Oak Lane, Suite 430 Houston, TX 77024	750
Cyril Canezin	1506 Hazel St. Houston, TX 77019	750
Don and Peggy Wiesner	25214 London Town Dr. Spring, TX 77389	750
Ed Soderstrom	356 70th Rd. Ponca City, OK 74604	750
Eric Orzeck	2632B Wroton Rd. West University PL, TX 77005	750
Flashy P, LLC	4411 Champions Court League City, TX 77573	750
Harvey Trammell	9528 Briar Forest Houston, TX 77063	750
Jeff Lamont	6930 Oporto Drive Los Angeles, CA 90068	3,000
John D. Nottingham Jr.	7118 N Holiday Dr. Galveston, TX 77550	750
John G. Tripp	1205 Easy Street Claremore, OK 74017	750
Jon L. Poole and Mary Jo Poole	6830 FM 822 Edna, TX 77957	750
Larry E. Porter	310 Roger Road Kenai, AK 99611	750
Leonard White	6114 Creekview Sugarland, TX 77479	1,500
Matthew Weinman	3011 Acorn Wood Way Houston, TX 77059	750
MSSB c/f David S. Nagelberg IRA	939 Coast Blvd., Unit 21 DE La Jolla, CA 92037	18,002
Nicholas Maglio	7509 La Jolla Blvd La Jolla, CA 92037	750
Nine Dragon Investments	1049 Coast Blvd. La Jolla, CA 92037	5,250
Patricia A. Shaw Family Trust	510 Longwoods LN Houston, TX 77024	1,500
Pete Gerukos	5705 Shady River Houston, TX 77057	750
Peter Isaac	5715 Glasgow Beaumont, TX 77706	750
Robert Klinek and Susan Pack	P.O. Box 157 Rancho SantaFe, CA	750
Roy and Patricia Wedge	201 Saddle Creek Tyler, TX 75703	750
Sheri Leigh Gross	447 Hunterwood Dr. Houston, TX 77024	1,500
Svenco Inc. Retirement Plan DBPP FBO Tamberli Weitkunat	13406 Spyglen Cypress, TX 77429	1,500
Thriving Future Limited	15/F Tower 1, China Central Place, 81 Jianguo Rd., Chaoyang District, Beijing 100025 China	3,000
Tom Martin	697 Sand Isles Circle Ponte Vedra Beach, FL 32082	750
William W. Bartlett Jr.	506 Ramblewood Houston, TX 77079	3,000
Winship Associates Inc. PSP	419 Hollow Drive Houston, TX 77024	570

	Total:	60,002

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